Exhibit 1.9

                       AMENDMENT TO DECLARATION OF TRUST


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                          PHOENIX MULTI-PORTFOLIO FUND

                Certificate of Amendment to Declaration of Trust


     The undersigned, being all of the Trustees of the Phoenix Multi-Portfolio Fund, a Massachusetts business trust (the "Trust") under an Agreement and Declaration of Trust dated October 15, 1987, as amended August 23, 1989, April 1, 1993, May 25, 1994, January 1, 1995, March 1, 1995, May 24, 1995 and November
15, 1995 (the "Declaration"), acting in accordance with certain implied powers vested in the Board of Trustees pursuant to Article II, Section 2.2 and the authority conferred pursuant to Article VI, Section 6.3 of the Declaration, for the purpose of clarifying the intent and purpose of Article III, Section 3.8 and for the further purpose of changing the name of the Series designated "Phoenix Capital Appreciation Portfolio" to "Phoenix Mid Cap Portfolio", hereby further amend said Declaration and Trust, effective upon filing of this Certificate of Amendment in the office of the Secretary of State of the Commonwealth of Massachusetts, as follows:

1. The first paragraph of Section 3.2 of Article III of the Declaration is hereby amended and restated to read as follows:

         "Without limiting the authority of the Trustees set forth in
         Section 3.1 to establish and designate any further Series, the following seven Series are hereby established and designated:
         Phoenix Tax-Exempt Bond Portfolio, Phoenix Mid Cap Portfolio, Phoenix International Portfolio, Phoenix Endowment Equity Portfolio, Phoenix Diversified Income Portfolio, Phoenix Real Estate Securities Portfolio and Phoenix Emerging Markets Bond Portfolio." All shares of the Series heretofore designated "Phoenix Capital Appreciation Portfolio" shall hereafter constitute shares of the "Phoenix Mid Cap Portfolio".

2. The first paragraph of Section 3.8 of Article III of the Declaration is hereby amended to add the phrase "as amended" after the words "described in
Section 3.2, above" in the first sentence of such paragraph.

     Pursuant to Section 3.1 of Article III of the Declaration, the Trustees hereby approve, ratify and confirm the classification of unissued shares of the Trust into such seven series and the respective classes thereof, and do further approve, ratify and confirm the classification of all shares of each Series and class thereof heretofore issued with respect to each such Series and class in the name of such Series and class.

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     WITNESS our hands this 22nd day of May, 1996.


       /s/ C. Duane Blinn                 /s/ Everett L. Morris
       --------------------------         ----------------------------
       C. Duane Blinn                     Everett L. Morris

       /s/ Robert Chesek                  /s/ James M. Oates
       --------------------------         ----------------------------
       Robert Chesek                      James M. Oates

       /s/ E. Virgil Conway               /s/ Calvin J. Pedersen
       --------------------------         ----------------------------
       E. Virgil Conway                   Calvin J. Pedersen

       /s/ Harry Dalzell-Payne            /s/ Philip R. Reynolds
       --------------------------         ----------------------------
       Harry Dalzell-Payne                Philip R. Reynolds

       /s/ Francis E. Jeffries            /s/ Herbert Roth, Jr.
       --------------------------         ----------------------------
       Francis E. Jeffries                Herbert Roth, Jr.

       /s/ Leroy Keith, Jr.               /s/ Richard E. Segerson
       --------------------------         ----------------------------
       Leroy Keith, Jr.                   Richard E. Segerson

       /s/ Philip R. McLoughlin           /s/ Lowell P. Weicker, Jr.
       --------------------------         ----------------------------
       Philip R. McLoughlin               Lowell P. Weicker, Jr.